Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--570, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-02657 of our opinion dated August 5, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 20, 1997